Sub-Item 77Q1(d): Copies of Constituent Instruments Defining The
Rights of Shareholders Referred to in Sub-Item 77I

Effective September 17, 2015, the Goldman Sachs ActiveBeta(r) U.S. Large Cap Equity ETF commenced offering common shares
("Shares"). The terms of the Shares for the Fund are described in Pre-Effective Amendment No. 3 to the Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140). The Registrant's Amended and Restated Agreement and Declaration of Trust dated April 16, 2015, which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 4, 2015 (Accession No. 0001193125-15-169270).

Effective September 25, 2015, the Goldman Sachs ActiveBeta(r) Emerging Markets Equity ETF commenced offering common shares ("Shares"). The terms of the Shares for the Fund are described in Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140). The Registrant's Amended and Restated Agreement and Declaration of Trust dated April 16, 2015, which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 4, 2015 (Accession No. 0001193125-15-169270).

Effective November 6, 2015, the Goldman Sachs ActiveBeta(r) International Equity ETF commenced offering common shares ("Shares"). The terms of the Shares for the Fund are described in Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140). The Registrant's Amended and Restated Agreement and Declaration of Trust dated April 16, 2015, which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 4, 2015 (Accession No. 0001193125-15-169270).